Exhibit 99

Form 3 Joint Filer Information

Name: Diamondbacks Acquisition Inc., an Indiana corporation

Address: c/o Dick's Sporting Goods, Inc.
  300 Industry Drive, RIDC Park West
  Pittsburgh, PA 15275

Designated Filer: Dick's Sporting Goods, Inc.

Issuer &
Ticker Symbol: Galyan's Trading Company, Inc. (GLYN)

Date of Event
Requiring Statement: June 21, 2004